EXHIBIT 10.71

New Leaf Brands, Inc.’s Purchase Order Agreement Dated 9/___/11

Dear Vendor,

Please accept the proposed agreement to provide goods and services and to accept payment upon the agreed upon terms for the pending production slated for 9/__/11 and the resulting domestic net accounts receivable proceeds (“Receivables”) of New Leaf Brands, Inc.

Estimated Receivables Per 9/__/11:

Vendor Creditor Name: _________________________________

Vendor Payment on new purchases/services: ___________________

Negotiated Vendor Payment on existing outstanding account payable: ___________________

Total payment due vendor under this purchase order financing arrangement (“Payment Due”)____________________

Type:           Purchase Order Financing.

Purpose:        The proposed will finance the purchase orders and services of the pending production slated for 9/__/11.

Assignment Of Proceeds From Schedule ‘A’ Purchase Order/ Receivables:

The Vendor creditor will have a purchase money perfected security interest in any and all inventory, accounts receivable and proceeds thereof arising from, resulting from or relating to the production run due to begin on or about 9/__/11.

 New Leaf will remit an aggregate of X% of the Receivable funds (i.e., $______) from the 9/__/11 PO financed production. Such amounts will be sent to Vendor on an “as available” basis, weekly on consecutive Fridays commencing __11/11__ , 2011 and ending no later than __11/25____, 2011_If the  Negotiated Vendor Payment is not paid in full by __11/25____, 2011, then (a) Escrow Agent shall be held fully harmless and indemnified from any claim regarding any shortfall between amounts received by Vendor and the Payment Due; and (b) the balance of such Payment Due shall remain due and payable by New Leaf to vendor according to its terms .

Purchase Money Secured Interest (PMSI) Note (See Attachment 1)

Escrow Agreement. (See Attachment 2)

An escrow account will be established with a third party to obtain the receivable wire transfers (no checks – wires only – all checks will be returned and not deposited) from New Leaf customers. New Leaf will instruct our customers to send the wires  directly to the escrow agent. The escrow agent will distribute the receivable proceeds according to the terms set forth in the attached Escrow Agreement.

The Aforementioned terms and conditions have been agreed by;

New Leaf Brands, Inc.

__________________________

Accepted By:

___________________________
By:
As:
Vendor Name:

Schedule A

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